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                                                                 Exhibit 10.40

February 5, 1997

PRIVATE AND CONFIDENTIAL

Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, Pennsylvania 19462-1129

Attention:      David J. Cade
                President

Gentlemen:

     This letter (the "Letter Agreement") will confirm our understanding that the Chase Manhattan Bank ("Chase") has been retained as exclusive strategic advisor by Lithium Technology Corporation (the "Company") in connection with a potential Transaction (as defined below) involving Korean investors ("Investors").

     1. Scope. As exclusive strategic advisor, Chase agrees to perform the following advisory services, as appropriate:

     (A) Familiarize itself to the extent Chase deems appropriate with the financial and operating performance, current financial condition and prospects of the Company and the Investor(s), it being understood that Chase shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company or the Investor(s), without independent investigation;

     (B) Advise and assist the Company in identifying potential Investors and on behalf of the Company, (i) make initial contact with such potential Investors; (ii) arrange meetings by the Investor(s) with the Company, if necessary; and (iii) facilitate communication between the Company and the Investor(s);

     (C) Advise and assist the Company in considering the desirability of effecting a Transaction, and if the Company believes such a Transaction to be desirable, in developing a general strategy for accomplishing a Transaction.

             In connection with such services, the Company agrees to refer to Chase, during the term of this Letter Agreement, any Investors who may contact the Company directly or through a source other than Chase concerning a potential Transaction.
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     2. Definitions. For purposes of this Letter Agreement:

     (A) A Transaction shall include any consummated single transaction or series or combination of transactions in excess of one-million dollars ($1,000,000) as the direct result of the services and efforts of Chase pursuant to this Letter Agreement, other than in the ordinary course of business whereby a material interest in the Company or any of its businesses, securities or assets are acquired by the Investor in the form of a capital stock purchase, a collaborative or joint venture, strategic alliances, licensing agreement, minority investment or partnership or any similar transaction or any other effort by the Investor(s) to obtain control or investment in the Company.

     3. Compensation. As compensation for Chase's services hereunder, the Company agrees to pay Chase the following fees:

     (A) A success fee (a "Success Fee") equal to 5% of the total consideration provided by the Investor(s) in respect of the Transaction, payable at the closing of the Transaction, provided that (i) a Transaction is consummated during the period of Chase's engagement hereunder or within eighteen (18) months of the date of any termination hereof or (ii) a definitive agreement providing for a Transaction is executed within eighteen (18) months of the date of termination and pursuant to which agreement a Transaction is consummated thereafter, and further provided that if any Transaction results in an on-going relationship for the Company (such as, but without limitation, a collaborative or joint venture, strategic alliance, licensing agreement, partnership or similar transaction), then the Success Fee shall be based only on the first five years of such relationship and no Success Fee shall arise or be due thereafter.

     4. Expenses. In addition to any fees that may be payable to Chase hereunder and regardless of whether any Transaction is proposed or consummated, the Company agrees to reimburse Chase from time to time upon request for all reasonable out-of-pocket expenses incurred by Chase in connection with any matter referred to in this Letter Agreement upon presentation of appropriate written receipts and not exceeding one-thousand dollars ($1,000.00) per month. Expenses in excess of one-thousand dollars ($1,000.00) per month shall be reimbursable only if pre-approved in writing by the company. However, Chase will not be entitled to reimbursement for any legal, accounting and other professional consultants without the prior written consent of the Company except pursuant to Attachment I. No travel/entertainment expense shall be reimbursable unless approved in advance in writing by the company.

     5. Indemnification. Chase and the Company agree to the provisions with respect to Chase's indemnity and other matters set forth in Attachment I, the terms of which are incorporated by reference into this Letter Agreement.
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        6.      Other Transactions. The Company acknowledges that Chase and its affiliates may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to the Transaction. Although Chase in the course of such other relationships may acquire information about the Transaction, potential investors or other parties, Chase shall have no obligation to disclose such information to the Company. Furthermore, the Company acknowledges that Chase may have fiduciary or other relationships whereby Chase may exercise voting power over securities of various persons, which securities may from time to time include securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers. The Company acknowledges that Chase may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.

        7. Miscellaneous. This Letter Agreement and all controversies arising from or related to performance under this Letter Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof. This Letter Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with regard to the subject matter hereof. The Company recognizes that Chase has been retained only by the Company and that the Company's engagement of Chase is not deemed to be on behalf of and is not intended to confer rights upon any stockholder, owner, partner, employee or creditor of the Company or any other person not a party hereto as against Chase or any Indemnified Person (as defined in Attachment I). Unless otherwise expressly stated in an opinion letter issued by Chase or otherwise expressly agreed, the opinion and any other information or advice rendered by Chase or its representatives in connection with this engagement is for the use of the Company's Board of Directors and no one other than the Company is authorized to rely upon this engagement of Chase or any statements or conduct by Chase.

        ANY RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO, OR ARISING OUT OF, THIS LETTER AGREEMENT, ENGAGEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

        Subject to the penultimate sentence of the last paragraph of
Attachment I, the Company and Chase hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts located in the City of New York for any actions, claims or other proceedings arising out of or relating to this Letter Agreement and consent to service of process of such courts. The Company and Chase hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, claim or other proceeding arising out of or relating to this Letter Agreement in the courts of the State of New York or the United States District Court located in the City of New York, and hereby further and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, claim or other proceeding brought in any such court has been brought in an inconvenient forum.
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        The Company agrees to furnish to Chase financial, operating and other information pertinent to Chase's inquiry (all of which information will be accurate and complete in all material respects) and not to withhold or omit any material information and to assist Chase in inquiries of officers, employees, auditors, attorneys and other agents of the Company and use best efforts to cause them to supply Chase, on a timely basis, with all information about the Company pertinent to Chase's inquiries, opinion or engagement hereunder (such information to be accurate and complete in all material respects). The Company recognizes and confirms that, in performing the services contemplated hereunder and rendering any opinion, Chase may rely, without independent verification, on the information furnished by the Company, or their respective officers, employees, auditors, attorneys or other agents, and information available from sources generally recognized to be reliable without independent verification and Chase will not undertake to make an independent appraisal of any of the assets of the Company and that any opinion may be in such form as Chase may determine and Chase may qualify such opinion in any manner it chooses.

        No oral or written advice, report or opinion may be quoted in part, paraphrased, summarized or described in any writing including any proxy statement or registration statement or provided to any person who is not an employee, officer or director of the Company or an attorney, accountant or financial or other advisor for the Company.

        The Company agrees that under no circumstances shall the execution of this Letter Agreement or any act of Chase hereunder commit or be deemed a commitment by Chase (or any affiliate) to provide any Bank Financing or other Debt Financing for any Transaction or to purchase any security in connection therewith.

        8. Termination. This Letter Agreement may be terminated by the Company or Chase at any time upon written notice to the other party, provided that the compensation, reimbursement, indemnification and contribution provisions and the other provisions of paragraphs 2 through 6 of this Letter Agreement shall survive such termination.

        9. Counterparts. This Letter Agreement may be executed in counterparts, all of which together shall be considered a single instrument. This Letter Agreement shall be binding upon and inure to the benefit of the Company, Chase, the other Indemnified Persons and their respective successors and assigns.

        10. Confidentiality. Chase hereby acknowledges that the Confidential Information (as defined below) received by it from the Company has value and is of a strictly confidential nature and that damage would result to the Company if the information contained therein becomes known to any third-party except third-parties to whom the Confidential Information is furnished in order for such recipient to evaluate a potential Transaction, provided that such recipient has previously agreed in writing with Chase and the Company (such written confidentiality agreement to be obtained by Chase in advance of the delivery of any Confidential Information) to maintain the confidentiality of the Confidential Information on the same terms as are set forth herein. For
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purposes of this Letter Agreement the term "Confidential Information" shall mean any and all non-public, confidential, or proprietary information belonging to the Company.

        Chase under takes on behalf of itself, its directors, officers, and
employees that   it will not disclose any such Confidential Information except in accordance with this Agreement; provided that the foregoing provisions of this Paragraph 10 and the other provisions of this Letter Agreement shall not apply to information which:

        (A)  is at the time of its disclosure in the public domain;

        (B) is independently developed or was already known to the recipient at time of disclosure or, subsequent to its disclosure is lawfully acquired by the recipient to which it has been disclosed; or

        (C) falls into the public domain otherwise than through any breach of the terms of this Letter Agreement on the part of the recipient to which it has been disclosed.

        The Confidential Information shall remain the sole and exclusive property of the Company and neither this Letter Agreement nor any related confidentiality agreement by and among Chase, the Company and the recipient shall operate to transfer ownership of the information to the recipient.

        Chase and any recipient who receives Confidential Information shall not further copy, reproduce, distribute, pass or disclose any Confidential Information or any third-party whatsoever without the prior written consent of, and subject to such terms and conditions as may be required by, the Company.

        Each of Chase and any recipient who receives Confidential Information shall:

        (A) ensure that its officers, directors and employees to whom any Confidential Information is further disclosed shall be made aware of the confidentiality provisions of this Letter Agreement or any applicable confidentiality agreement; and

        (B) take all reasonable steps to ensure that such officers, directors and employees comply with the provisions of each such applicable agreement.

        Chase and any recipient who receives Confidential Information shall, at the written request of the Company, forthwith return any Confidential Information provided to them in written form or other permanent form together with any and all copies thereof.

        Chase and any recipient who receives Confidential Information hereby acknowledges and agrees that the breach of this Letter Agreement or any applicable confidentiality agreement would cause the Company to suffer irreparable harm, and agrees that legal damages would not be a



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sufficient remedy for any breach of such agreement by itself, its agents, representatives or employees. Accordingly, Chase and any recipient who receives Confidential Information hereby consents to injunctive or other appropriate equitable relief, including specific performance, upon the institution of legal proceedings by the Company without the need to plead or prove the inadequacy of money damages. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Letter Agreement, but shall be in addition to all other remedies available at law or in equity.

     In the event that Chase or any of its Representatives are requested or required by law to disclose any of the Confidential Information, Chase shall provide the Company with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy.
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        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate, whereupon it will constitute a binding agreement.



                                                Very truly yours,
                                                THE CHASE MANHATTAN BANK



                                                By: /s/ Jae Yoo Kim
                                                    ----------------------------
                                                    Jae Yoo Kim
                                                    Vice President



Agreed and Accepted
as of the date first
set forth above:
LITHIUM TECHNOLOGY CORPORATION


By: /s/ David J. Cade
    ------------------------------
    David J. Cade
    President
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Name of Client:     Lithium Technology Corp.
Date:               February 5, 1997


                                  ATTACHMENT I

        The Company will indemnify and hold harmless Chase and its affiliates, and their respective officers, directors, advisors, representatives, agents, employees and controlling persons (each of the foregoing an "Indemnified Person") from and against any and all losses, claims, damages or liabilities, joint or several, related to or arising out of any matter referred to in this Letter Agreement, including an Indemnified Person's services hereunder, except such losses, claims, damages or liabilities as are finally judicially determined to have resulted primarily from an Indemnified Person's gross negligence or willful misconduct.

        The Company will also reimburse an Indemnified Person immediately for reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any commenced or threatened action, claim, proceeding or investigation (including usual and customary per diem compensation for any Indemnified Person's involvement in discovery proceedings or testimony) related to or arising out of any matter referred to in this Letter Agreement, including an Indemnified Person's services hereunder; provided, that if such Indemnified Person is finally judicially determined to have acted with gross negligence or engaged in willful misconduct in performing the services which are the subject of this Letter Agreement, the Indemnified Person shall repay such portion of such reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of such Indemnified Person which is the subject of such determination. No Indemnified Person shall have any liability to the Company as a result of such Indemnified Person's actions pursuant to this Letter Agreement except for liability for such losses, claims, damages, liabilities or expenses which are finally judicially determined to have been incurred primarily as a result of such Indemnified Person's gross negligence or willful misconduct. In no event shall any Indemnified Person be responsible for any indirect, special, or consequential damages, even if it is advised of the possibility thereof. The Company will promptly notify an Indemnified Person of the assertion against it or any other person of any claim or the commencement of any action, proceeding or investigation relating to or arising out of any matter referred to in this Letter Agreement, including an Indemnified Person's services hereunder.

        If the foregoing indemnification and reimbursement is unavailable to an Indemnified Person or insufficient to hold it harmless, then the Company, in lieu of indemnifying or reimbursing such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Indemnified Person on the other hand, as well as the relative fault of the Company on the one hand and the Indemnified Person on the other hand, in connection with the acts which resulted in such losses, claims, damages, liabilities or expenses,
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together with any other relevant equitable considerations; provided, that in no event shall the amount to be contributed by an Indemnified Person hereunder exceed the amount of any fee actually received by Chase pursuant to this Letter Agreement. It is hereby agreed that the relative benefits to the Company on the one hand and any Indemnified Person on the other hand with respect to Chase's engagement shall be deemed to be in the same proportion as (i) the total value paid, transferred, exchanged or received or proposed to be paid, transferred, exchanged or received by the Company or its stockholders, as the case may be, in connection with any transaction (whether or not consummated) to which the foregoing indemnification and reimbursement relates to (ii) the fee paid or payable to Chase in connection with such engagement.

        The reimbursement, indemnity and contribution obligations of the Company under this Letter Agreement shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Person. The Company agrees that it will not, without the prior written consent of an Indemnified Person, settle any pending or threatened action, claim, proceeding or investigation related to or arising out of any matter referred to in this Letter Agreement, including an Indemnified Person's services hereunder, unless such settlement includes a provision unconditionally releasing such Indemnified Person from and holding such Indemnified Person harmless against all liability in respect of claims by any releasing party related to or arising out of any matter referred to in this Letter Agreement, including an Indemnified Person's services hereunder. Solely for purposes of this Attachment I, the Company consents to the jurisdiction and service of process of any court in which any action, claim or proceeding which is subject to the foregoing provisions is brought against an Indemnified Person and hereby and irrevocably waives any objection to the laying of venue in any court in which any such action, claim or proceeding is brought and hereby further and irrevocably and unconditionally waives and agrees not to plead or claim in any court that such action, claim or proceeding is brought in an inconvenient forum. The foregoing provisions shall survive any termination of this Letter Agreement.